Exhibit 1.1

WEPCO Environmental trust finance i, llc

WISCONSIN ELECTRIC POWER COMPANY

$[●] SENIOR SECURED Environmental Trust BONDS

UNDERWRITING AGREEMENT

[●], 2021

To the Representative named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1.            Introduction. WEPCo Environmental Trust Finance I, LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $[●] aggregate principal amount of its Senior Secured Environmental Trust Bonds, (the “Bonds”), identified in Schedule I hereto. The Issuer and Wisconsin Electric Power Company, a Wisconsin corporation and the Issuer’s direct parent (“Wisconsin Electric”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters. The term “Representative” shall mean the entity listed in Schedule I hereto. All obligations of the Underwriters hereunder are several and not joint.

2.            Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of [●], 2021, as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), between the Issuer and U.S. Bank, National Association as indenture trustee (the “Indenture Trustee”) and as securities intermediary (the “Securities Intermediary”). The Bonds will be senior secured obligations of the Issuer and will be supported by environmental control property (as more fully described in the Financing Order issued on November 17, 2020 (the “Financing Order”) by the Public Service Commission of Wisconsin (“PSCW”) relating to the Bonds, (“Environmental Control Property”), to be sold to the Issuer by Wisconsin Electric pursuant to the Environmental Control Property Purchase and Sale Agreement, to be dated on or about [●], 2021, between Wisconsin Electric and the Issuer (the “Sale Agreement”). The Environmental Control Property securing the Bonds will be serviced pursuant to the Environmental Control Property Servicing Agreement, to be dated on or about [●] 2021, between Wisconsin Electric, as servicer, and the Issuer, as owner of the Environmental Control Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

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3.            Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

(a)          The Bonds have been registered on Form SF-1 pursuant to guidance from the Securities and Exchange Commission (the “Commission”) and in accordance with such guidance the Issuer and the Bonds meet the requirements for the use of Form SF-1 under the Securities Act of 1933, as amended (the “1933 Act”). The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and Wisconsin Electric, in its capacity as co-registrant and as sponsor for the Issuer, have prepared and filed with the Commission a registration statement on such form on January 20, 2021 (Registration Nos. 333-252252 and 333-252252-01), as amended by Amendment No. 1 thereto dated March 12, 2021 [and Amendment No. 2 thereto dated April [●], 2021], including a prospectus, for registration under the 1933 Act of up to $[●] aggregate principal amount of the Bonds. Such registration statement, as amended (“Registration Statement Nos. 333-252252 and 333-252252-01”) has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-252252 and 333-252252-01, including any amendment thereto, and any information in a prospectus as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A under the 1933 Act (“Rule 430A”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. Information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The final prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is referred to herein as the “Final Prospectus”; and the most recent preliminary prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus”. The Pricing Prospectus, the Issuer Free Writing Prospectuses identified in Section B of Schedule III hereby considered together with the data used to produce the CDI InTex File, but only to the extent such data was included in the Pricing Prospectus (the “Company InTex File Information”), are referred to herein as the “Pricing Package”.

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(b)          At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(b) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company’s (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(c)           As of the Applicable Time (defined below) and on the date of its filing, if applicable, the Pricing Prospectus, each Issuer Free Writing Prospectus (as defined below) and the Company InTex File Information, when taken together as a whole, did not and do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the scheduled final payment date, the final maturity date, the expected average life and related sensitivity data, proceeds to the Issuer, underwriters’ allocation, selling concession, reallowance, discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions and the interest rate, price to the public and underwriting discounts and commissions as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times, through the completion of the offer and the sale of the Bonds on the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the 1933 Act. References to the term “Applicable Time” mean [●]:[●] PM, Eastern Time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, Wisconsin Electric and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer, Wisconsin Electric and the Underwriters have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the 1933 Act, including timely Commission filing where required, legending and record keeping.

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(d)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Wisconsin Electric notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Wisconsin Electric or the Issuer has promptly notified or will promptly notify the Representative and (ii) Wisconsin Electric or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(e)          The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the amended and restated limited liability company agreement of the Issuer dated as of March 12, 2021 (the “LLC Agreement”), the administration agreement to be dated the Closing Date between the Issuer and Wisconsin Electric (the “Administration Agreement”) and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus; the Issuer has been duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus. The Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation and the Rating Agency Letters (as defined below). The Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus. Wisconsin Electric is the beneficial owner of all of the limited liability company interests of the Issuer. Based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

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(f)           The issue and sale of the Bonds by the Issuer, the purchase of the Environmental Control Property by the Issuer from Wisconsin Electric and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) the Issuer’s certificate of formation or, limited liability company agreement (collectively, the “Issuer Charter Documents”), (ii) any indenture or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties.

(g)          This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(h)          The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement, or instrument to which it is a party or by which it is bound or to which its property is subject or (iii) is not in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable (except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, in the aggregate, have a material adverse effect on the business, property or financial condition of the Issuer.

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(i)           The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the 1939 Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(j)           The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds, when issued, will conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(k)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its property is pending or, to the knowledge of the Issuer, threatened that (i) would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the performance of any of the Issuer Documents or the consummation of any of the transactions contemplated thereby or (ii) would reasonably be expected to have a material adverse effect on the Issuer’s business, property or financial condition.

(l)            Other than any post-issuance filing with the PSCW required by the Financing Order, no order of any court or governmental agency or body is required in connection with the transaction contemplated herein, except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties, is legally required for the issuance and sale by the Issuer of the Bonds.

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(m)          Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee or subsidiary of the Issuer is a person currently listed on any publicly available sanctions-related list of designated persons maintained by the Office of Foreign Asset Control of the U.S. Treasury Department on its official website, http://www.treasury.gov/resource-center/sanctions/, or any replacement website (a “Sanctioned Person”); and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person.

(n)          The Issuer is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)          Relying on an exclusion or exemption from the definition of “investment company” under Rule 3a-7 under the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(p)          The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants.

(q)          Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and LLC Agreement has been duly and validly authorized by the Issuer, and when executed and delivered by the Issuer on or prior to the Closing Date and the other parties thereto will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(r)          The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) set forth in the (i) undertaking letter, dated as of [●], 2021, by Wisconsin Electric to Moody’s (as defined below), (ii) undertaking letter, dated [●], 2021, from Wisconsin Electric to S&P (as defined below) and (iii) undertaking letter, dated [●], 2021, from Wisconsin Electric to Fitch (as defined below, and together with Moody’s and S&P, the “Rating Agencies”) and the Issuer (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not reasonably be expected to have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

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(s)          The Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the 1933 Act and Items 1111(a)(7) of Regulation AB.

(t)           The Bonds are not subject to the risk retention requirements imposed by Section 15G of the 1934 Act.

(u)          At the time of filing the Registration Statement Nos. 333-252252 and 333-252252-01, at the earliest time thereafter that the Issuer made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and at the date hereof, the Issuer was not and is not an “ineligible issuer”, as defined in Rule 405 of the Rules and Regulations.

4.            Representations and Warranties of Wisconsin Electric. Wisconsin Electric represents and warrants to the several Underwriters that:

(a)          Wisconsin Electric, in its capacity as co-registrant and sponsor with respect to the Bonds, meets the requirements to use Form SF-1 under the 1933 Act. Wisconsin Electric has prepared and filed with the Commission the Registration Statement Nos. 333-252252 and 333-252252-01 registration under the 1933 Act of up to $[●] aggregate principal amount of the Bonds. Registration Statement Nos. 333-252252 and 333-252252-01 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Wisconsin Electric, threatened by the Commission.

(b)          At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the 1933 Act and the 1939 Act, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(b) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to DTC’s Book-Entry System that are based solely on information contained in published reports of the DTC.

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(c)          As of the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus, each Issuer Free Writing Prospectus (other than the Pricing Term Sheet) and the Company InTex File Information, when taken together as a whole, did and do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the scheduled final payment date, the final maturity date, the expected average life and related sensitivity data, proceeds to the Issuer, underwriters’ allocation, selling concession, reallowance discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information. Wisconsin Electric represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the 1933 Act, including timely Commission filing where required, legending and record keeping.

(d)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Wisconsin Electric notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Wisconsin Electric or the Issuer has promptly notified or will promptly notify the Representative and (ii) Wisconsin Electric or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

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(e)          Wisconsin Electric has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Wisconsin with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, property or financial condition of Wisconsin Electric, and has all requisite power and authority to sell Environmental Control Property as described in the Pricing Prospectus and to otherwise perform its obligation under any Issuer Document to which it is a party. Wisconsin Electric is the beneficial owner of all of the limited liability company interests of the Issuer.

(f)          Wisconsin Electric has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(g)          The issue and sale of the Bonds, the transfer by Wisconsin Electric of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof on the part of Wisconsin Electric to be fulfilled, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of Wisconsin Electric pursuant to (i) the articles of incorporation, by-laws or other organizational documents of Wisconsin Electric (collectively, the “Wisconsin Electric Charter Documents”), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Wisconsin Electric is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Wisconsin Electric of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Wisconsin Electric or any of its properties (except, in the case of clause (ii), for such conflicts, breaches, violations or imposition of liens as would not have a material adverse effect on the Environmental Control Property, any security interest granted in the Environmental Control Property in accordance with the Indenture or the business or financial condition of the Issuer).

(h)          This Underwriting Agreement has been duly authorized, executed and delivered by Wisconsin Electric, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(i)          Wisconsin Electric is not in violation or default of and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in, (i) the Wisconsin Electric Charter Documents or (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, as applicable (except, in the case of clause (ii), for such violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of Wisconsin Electric and its subsidiaries considered as a whole.

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(j)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Wisconsin Electric or any of its subsidiaries or its or their property is pending or, to the knowledge of Wisconsin Electric, threatened that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Issuer’s business, property, or financial condition or on Wisconsin Electric’s ability to perform its obligations under the Sale Agreement and the Servicing Agreement.

(k)           Other than any post-issuance filing with the PSCW required by the Financing Order, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue sky laws or securities laws of any state, as to which Wisconsin Electric makes no representations or warranties, is legally required for the issuance and sale by the Issuer of the Bonds.

(l)           Wisconsin Electric is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus, neither Wisconsin Electric nor the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(m)          Relying on an exclusion or exemption from the definition of “investment company” under Rule 3a-7 under the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(n)          Each of the Sale Agreement and Servicing Agreement and Administration Agreement will have been prior to the Closing Date duly and validly authorized by Wisconsin Electric, and when executed and delivered by Wisconsin Electric and the other parties thereto will constitute a valid and legally binding obligation of Wisconsin Electric, enforceable against Wisconsin Electric in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(o)          There are no Wisconsin transfer taxes related to the transfer of the Environmental Control Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by Wisconsin Electric or the Issuer.

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(p)          The nationally recognized accounting firm referenced in Section 3(p) and 9(v) is a firm of independent public accountants with respect to Wisconsin Electric as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(q)          Wisconsin Electric, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not reasonably be expected to have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(r)           Wisconsin Electric will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the 1933 Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(s)          Neither Wisconsin Electric nor, to the knowledge of Wisconsin Electric, any director, officer, agent, employee or subsidiary of Wisconsin Electric is a Sanctioned Person; and Wisconsin Electric will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person.

(t)           At the time of filing the Registration Statement Nos. 333-252252 and 333-252252-01, at the earliest time thereafter that Wisconsin Electric made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and at the date hereof, Wisconsin Electric was not and is not an “ineligible issuer”, as defined in Rule 405 of the Rules and Regulations.

(u)          The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

5.            Investor Communications.

(a)           Issuer and Wisconsin Electric represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and Wisconsin Electric and the Representative, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer or Wisconsin Electric, as applicable, with the Commission or retained by the Issuer or Wisconsin Electric, as applicable, under Rule 433 under the 1933 Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet and each other Free Writing Prospectus identified in Schedule III hereto.

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(b)          Wisconsin Electric and the Issuer (or the Representative at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representative, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the 1933 Act following the date such final pricing terms have been established for the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c)          Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Pricing Term Sheet, subject to the following conditions:

(i)            An Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (A) constitutes a prospectus satisfying the requirements of Rule 430A under the 1933 Act, or (B)(i) is made in reliance on Rule 134 under the 1933 Act, is an Issuer Free Writing Prospectus listed on Schedule III hereto or is an Underwriter Free Writing Prospectus (as defined below) and (ii) such Written Communication is preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act. “Written Communication” has the same meaning as that term is defined in Rule 405 under the 1933 Act.

An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by Wisconsin Electric or the Issuer pursuant to Rule 433 under the 1933 Act and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the size, rating, price, CUSIP, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final scheduled payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii)            Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and the Pricing Term Sheet, including but not limited to Rules 164 and 433 under the 1933 Act.

(iii)          All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

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The Issuer and Wisconsin Electric have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and Wisconsin Electric have filed with the SEC for more complete information about the Issuer and Wisconsin Electric and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847.

The Issuer and the Representative shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, the Representative and, in the case of the Representative, the Issuer (which in either case shall not be unreasonably withheld).

(iv)          Each Underwriter covenants with the Issuer and Wisconsin Electric that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

(v)           Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to Wisconsin Electric, as defined in Rule 433(h)(2) under the 1933 Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance in writing by Wisconsin Electric; provided, however, that, for the avoidance of doubt, this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

6.            Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[●].

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7.           Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representative. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to U.S Bank National Association, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representative not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representative. The Issuer agrees to make the Bonds available to the Representative for checking purposes not later than [●]:[●] P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriter of the default of such Underwriter, and the other Underwriter shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter shall determine to exercise such right, such Underwriter shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriter, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a)          to require the non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b)          to procure one or more persons, reasonably acceptable to the Representative, who are members of the FINRA (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriter shall not be obligated to purchase pursuant to the foregoing clause (a).

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In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriter within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or Wisconsin Electric under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination of this Underwriting Agreement pursuant to Section 7 shall be without any liability on the part of the Issuer, Wisconsin Electric or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

8.            Covenants.

(a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

(i)             The Issuer will upon request promptly deliver to the Representative and Counsel for the Underwriters a conformed copy of the Registration Statement, certified by an officer of the Issuer to be in the form as originally filed and all amendments thereto.

(ii)         The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and Final Prospectus as they may reasonably request.

(iii)         The Issuer will cause or has caused the Final Prospectus to be filed with the Commission pursuant to Rule 424 under the 1933 Act as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 under the 1933 Act in connection with the offering of the Bonds.

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(iv)          If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the 1933 Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), any event relating to or affecting the Issuer, the Bonds or the Environmental Control Property or of which the Issuer shall be advised in writing by the Representative shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters (as defined below) should be set forth in a supplement to, or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the 1934 Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. The Issuer will also fulfill its obligations set out in Section 3(d) above.

(v)          The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Representative may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi)         The Issuer or Wisconsin Electric will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee and rating agency fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $15,000), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Sections 7 (but excluding terminations arising thereunder out of an Underwriter default), 9, 10 or 12 hereof, the Issuer or Wisconsin Electric (i) will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters, and (ii) will reimburse the Underwriters for their reasonable out-of-pocket expenses, such out-of-pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

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(vii)        During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii)      To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(ix)         For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer or its affiliates, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the 1934 Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and the terms of the Indenture, the Bonds, the Sale Agreement, the Servicing Agreement and the Administrative Agreement. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer or its affiliates, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x)            The Issuer and Wisconsin Electric will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Hunton Andrews Kurth LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to Wisconsin Electric and the Issuer.

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(xi)           So long as any of the Bonds are outstanding, the Issuer will furnish to the Representative, if and to the extent not posted on EDGAR or the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to the Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the PSCW pursuant to the Financing Order including, but not limited to, any routine or non-routine True-Up Adjustment filings, and (C) from time to time, any information concerning the Issuer as the Representative may reasonably request.

(xii)          So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not reasonably be expected to have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 14 hereof.

(b)          Covenants of Wisconsin Electric. Wisconsin Electric covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i)            To the extent permitted by applicable law and the agreements and instruments that bind Wisconsin Electric, Wisconsin Electric will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii)         Wisconsin Electric will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

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(iii)          If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the 1933 Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), any event relating to or affecting Wisconsin Electric, the Bonds or the Environmental Control Property or of which Wisconsin Electric shall be advised in writing by the Representative shall occur that in Wisconsin Electric’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), Wisconsin Electric will cause the Issuer, at Wisconsin Electric’s or the Issuer’s expense, to amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at Wisconsin Electric’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the 1934 Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. Wisconsin Electric will also fulfill its obligations set out in Section 4(d).

(iv)        During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, Wisconsin Electric will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v)           Wisconsin Electric will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi)         As soon as practicable, but not later than 16 months, after the date hereof, the Wisconsin Electric will make generally available (by posting on its or its affiliates website or otherwise) to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the 1933 Act.

(vii)       To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Wisconsin Electric on or after the Closing Date, Wisconsin Electric shall furnish such documents and take such other actions.

(viii)        The initial Environmental Control Charge will be calculated in accordance with the Financing Order.

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(ix)          Wisconsin Electric will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the 1933 Act, without prior notice to the Underwriters or to which Counsel for the Underwriters shall reasonably object by written notice to Wisconsin Electric.

(x)            So long as any of the Bonds are outstanding, Wisconsin Electric, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to furnish to the Representative, if and to the extent not posted on EDGAR or Wisconsin Electric or its affiliate’s website, (A) upon request, a copy of any filings with the PSCW pursuant to the Financing Order including, but not limited to any routine or non-routine true-up adjustment filings, and (B) from time to time, any public financial information in respect of Wisconsin Electric, or any material information regarding the Environmental Control Property to the extent it is reasonably available (other than confidential or proprietary information) concerning the Issuer as the Representative may reasonably request.

(xi)          So long as the Bonds are rated by a Rating Agency, Wisconsin Electric, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

9.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and Wisconsin Electric contained in this Underwriting Agreement, on the part of Wisconsin Electric contained in Article III of the Sale Agreement, and on the part of Wisconsin Electric contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and Wisconsin Electric made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and Wisconsin Electric of their obligations hereunder, and to the following additional conditions:

(a)          The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 under the 1933 Act prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or Wisconsin Electric pursuant to Rule 433(d) under the 1933 Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or Wisconsin Electric shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d) under the 1933 Act.

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(b)           No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of Wisconsin Electric and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of Wisconsin Electric or the Issuer, as the case may be, threatened by, the Commission.

(c)           Hunton Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)           Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding the filing of a voluntary bankruptcy petition.

(e)           Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Delaware Uniform Commercial Code matters.

(f)            Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code.

(g)           Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding negative assurances and other corporate matters.

(h)           Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, i) to the effect that a court sitting in bankruptcy would not order the substantive consolidation of the assets and liabilities of the Issuer with those of Wisconsin Electric in connection with a bankruptcy, reorganization or other insolvency proceeding involving Wisconsin Electric, ii) that if Wisconsin Electric were to become a debtor in such insolvency proceeding, such court would hold that the Environmental Control Property is not property of the estate of Wisconsin Electric and iii) regarding bankruptcy and corporate governance matters.

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(i)                Quarles & Brady LLP, Wisconsin regulatory counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Wisconsin constitutional matters relating to the Environmental Control Property.

(j)            Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain federal tax matters.

(k)               Quarles & Brady LLP, Wisconsin regulatory counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to the characterization of the transfer of the Environmental Control Property by Wisconsin Electric to the Issuer as a “true sale” for Wisconsin law purposes.

(l)            Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative its written respective opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain federal constitutional matters relating to the Environmental Control Property.

(m)           Chapman and Cutler LLP, counsel for the Indenture Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain matters relating to the Indenture Trustee and the Securities Intermediary.

(n)          Joshua M. Erickson, Esq., Director – Legal Services – Corporate and Finance of Wisconsin Electric, shall have furnished to the Representative his written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain matters relating to Wisconsin Electric.

(o)               Quarles & Brady LLP, Wisconsin regulatory counsel for Wisconsin Electric and the Issuer shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding enforceability and certain Wisconsin perfection and priority issues.

(p)           Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain bankruptcy matters relating to the Issuer.

(q)           Troutman Pepper Hamilton Sanders LLP, counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain matters of Delaware law.

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(r)                Quarles & Brady LLP, Wisconsin regulatory counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Wisconsin regulatory issues.

(s)               Quarles & Brady LLP, Wisconsin regulatory counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Wisconsin tax matters.

(t)            [Reserved].

(u)               Quarles & Brady LLP, Wisconsin regulatory counsel for the Issuer and Wisconsin Electric, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding additional Wisconsin corporate matters.

(v)          On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Representative shall have furnished to the Representative one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representative, in each case in respect of which the Representative shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(w)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the letters required by subsection (v) of this Section 9 which is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

(x)         The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been duly authorized, executed and delivered.

(y)           Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of Wisconsin Electric and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (ii) development which would be reasonably likely to result in a material adverse change, in the Environmental Control Property, the Bonds or the Financing Order.

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(z)         At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global Inc. (“S&P”), and Fitch Ratings, Inc. (“Fitch”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s, S&P and Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(aa)        The Issuer and Wisconsin Electric shall have furnished or caused to be furnished to the Representative at the Closing Date certificates of officers of Wisconsin Electric and the Issuer, reasonably satisfactory to the Representative, as to the accuracy of the representations and warranties of the Issuer and Wisconsin Electric herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and Wisconsin Electric of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (x) of this Section and as to such other matters as the Representative may reasonably request.

(bb)         On or prior to the Closing Date, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been or are being made in accordance with the Environmental Trust Financing Statute, as codified in Wis. Stat. § 196.027, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Department of Financial Institutions of the State of Wisconsin.

(cc)          On or prior to the Closing Date, Wisconsin Electric shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[●].

(dd)         The Issuer and Wisconsin Electric shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

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10.         Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date shall have become effective. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

11.          Indemnification and Contribution.

(a)          Indemnification of Underwriters. Wisconsin Electric and the Issuer, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Pricing Prospectus, each Issuer Free Writing Prospectus, the Pricing Package, the Final Prospectus or, in each case, any amendment or supplement thereto, collectively, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of Wisconsin Electric or the Issuer; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

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provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Issuer by the Underwriters in writing expressly for use in such foregoing documents is set forth in Schedule IV hereto (the “Underwriter Information”); and provided, further, that the indemnity agreement in this paragraph (a) with respect to the Pricing Prospectus and other information included in the Pricing Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or other liabilities purchased Bonds, or any person controlling such Underwriter, to the extent that (i) prior to the Applicable Time Wisconsin Electric or the Issuer shall have notified such Underwriter that the Pricing Prospectus or other information included in the Pricing Package contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Pricing Prospectus or, where permitted by law, an Issuer Free Writing Prospectus and such corrected Pricing Prospectus or Issuer Free Writing Prospectus was provided to such Underwriter and filed with the Commission far enough in advance of the Applicable Time so that such corrected Pricing Prospectus or Issuer Free Writing Prospectus could have been conveyed to such person prior to the Applicable Time, (iii) such corrected Pricing Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Applicable Time, and (iv) such loss, claim, damage or liability would not have occurred had the corrected Pricing Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person prior to the Applicable Time. This indemnity agreement will be in addition to any liability which the Issuer or Wisconsin Electric may otherwise have.

(b)           Indemnification of Issuer, Wisconsin Electric, Directors, Managers and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless Wisconsin Electric and the Issuer, each of Wisconsin Electric’s and the Issuer’s respective directors and managers, officers who signed the Registration Statement, and each person, if any, who controls Wisconsin Electric or the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or any amendment thereto, or the Pricing Prospectus, the Pricing Package, the Final Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer or Wisconsin Electric by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such Pricing Prospectus, the Pricing Package, the Final Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

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(c)            Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing within a reasonable period of time of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the applicable indemnified parties, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual parties to such claim or action or have been threatened to become parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)          Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

12.          Contribution. If the indemnification provided for in Section 11 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer or Wisconsin Electric on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Wisconsin Electric or the Issuer on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by Wisconsin Electric or the Issuer on the one hand and the Underwriters on the other hand in connection with the offering of the Bonds pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Bonds pursuant to this Agreement (before deducting expenses) received by Wisconsin Electric or the Issuer and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Bonds as set forth on such cover.

The relative fault of Wisconsin Electric or the Issuer on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Wisconsin Electric or the Issuer or by an Underwriter in writing through the Representative and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Wisconsin Electric, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 12, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of Wisconsin Electric and the Issuer, each officer of Wisconsin Electric and the Issuer who signed the Registration Statement, and each person, if any, who controls Wisconsin Electric or the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Wisconsin Electric or the Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 12 are several in proportion to the principal amount of Bonds set forth opposite their respective names in Schedule I hereto and not joint.

13.           Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representative by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange (“NYSE”) or there shall have been established by the NYSE, or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or (b) there shall have occurred any (i) material outbreak or escalation of hostilities (including, without limitation, an act of terrorism) or (ii) declaration by the United States of war or national or international calamity or crisis, including, but not limited to, a material escalation of hostilities or a calamity that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Representative, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

14.           Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Issuer and Wisconsin Electric that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or Wisconsin Electric, the Representative (x) has not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or Wisconsin Electric advises the Underwriters that such Rating Information is posted to password-protected website maintained by the Servicer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the 1934 Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or Wisconsin Electric. For purposes of this Section 14, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

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15.            Absence of Fiduciary Relationship. Each of the Issuer and Wisconsin Electric acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and Wisconsin Electric with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or Wisconsin Electric. Additionally, none of the Underwriters is advising the Issuer or Wisconsin Electric as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and Wisconsin Electric shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or Wisconsin Electric with respect thereto. Any review by the Underwriters of the Issuer or Wisconsin Electric, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or Wisconsin Electric.

16.            Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representative, to it at the address specified in Schedule I hereto; and if sent to Wisconsin Electric, to it at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201, Attention: Treasurer; and if sent to the Issuer, to it at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201, Attention: Treasurer. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

17.            Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any legal or equitable right, remedy or claim under or with respect to this Underwriting Agreement or any provision herein contained.

18.            Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

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19.            Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Underwriting Agreement or any document to be signed in connection with this Underwriting Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, Wisconsin Electric and the Underwriters, or any of them, with respect to the subject matter hereof.

21.              Recognition of the U.S. Special Resolution Regimes

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Wisconsin Electric, the Issuer and the several Underwriters.

Very truly yours,

WISCONSIN ELECTRIC POWER COMPANY

By:

Name:	Anthony L. Reese
Title:	Vice President and Treasurer

Wisconsin Electric Environmental trust finance i, llc

By:

Name:	Scott J. Lauber
Title:	President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative on behalf of the Underwriters as of the date specified in Schedule I hereto.

Barclays Capital Inc.

By:

Name:
Title:

SCHEDULE I

Underwriting Agreement dated [●], 2021

Registration Statement Nos. 333-252252 and 333-252252-01

Representative: Barclays Capital Inc.

c/o Barclays Capital Inc.

Address:	745 Seventh Avenue
New York, NY 10019

Attention:	Eric Chang

c/o

Address:

Attention:

Title, Purchase Price and Description of Bonds:

Title:	[●] Senior Secured Environmental Trust Bonds,

	Total Principal Amount	Bond Rate		Price to Public		Underwriting Discounts and Commissions		Proceeds to Issuer (Before Expenses)
Per Bond	$		%		%		%	$

Total	$							$

Original Issue Discount (if any): $[●]

Redemption provisions:          None

Other provisions:         None

Closing Date, Time and Location:	[●], 2021, [●]:[●] a.m.; offices of Troutman Pepper Hamilton Sanders LLP; 600 Peachtree Street, NE, Suite 3000, Atlanta, Georgia 30308 and simultaneously in the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166

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I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Total
Barclays Capital Inc.	$
Drexel Hamilton, LLC
Total	$

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II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.	Free Writing Prospectuses not required to be filed

Electronic Road Show

B.	Free Writing Prospectuses required to be filed pursuant to Rule 433

Pricing Term Sheet, dated [●], 2021

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III-1

SCHEDULE IV

Descriptive List of Underwriter Provided Information

A.	Pricing Prospectus

(a) [under the heading “PLAN OF DISTRIBUTION” in the Pricing Prospectus: (i) the paragraph immediately under “The Underwriters’ Sale Price for the ETBs”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the ETBs”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the ETBs” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the ETBs”; and (b) under the heading “Other Risks Associated with the Purchase of the ETBs” in the Pricing Prospectus, the first sentence under the caption “The absence of a secondary market for the ETBs might limit your ability to resell ETBs.]”

B.	Final Prospectus

(a) [under the heading “PLAN OF DISTRIBUTION” in the Final Prospectus: (i) the paragraph immediately under “The Underwriters’ Sale Price for the ETBs”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the ETBs”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the ETBs” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the ETBs”; and (b) under the heading “Other Risks Associated with the Purchase of the ETBs” in the Final Prospectus, the first sentence under the caption “The absence of a secondary market for the ETBs might limit your ability to resell ETBs.]”